EXHIBIT 99.1

Comstock Mining Announces $10 Million Financings

Establishes Strategic, Industry Leading Alliances

Virginia City, NV (July 30, 2012) -- Comstock Mining Inc. (the “Company” or “Comstock Mining”) (NYSE Amex: LODE) announced today that it has developed new strategic alliances with two financing partners. The Company arranged a loan commitment up to $5 million, subject to certain conditions (the “Cat Equipment Facility”) with Caterpillar Financial Services Corporation (“Cat Financial”) and a $5 million secured revolving credit facility (the “Revolving Credit Facility”) with Resource Income Fund (“RIF”), with Auramet Trading LLC (“Auramet”) acting as gold agent.

The Company may borrow up to $5 million at any one time under the Revolving Credit Facility. On July 30, 2012, the Company drew down $5 million dollars. Each of the Company and Comstock Mining LLC (the “Subsidiary”) agreed to secure the Company’s obligations under the Revolving Credit Facility. In connection with entry into the Revolving Credit Facility, the Company and the Subsidiary have also entered related sale and trading agreements with Auramet. In order to repay the Revolving Credit Facility, the Company agreed to deliver 3,720 ounces of gold over a 26-week term beginning in February 2013 through July 2013. The proceeds of the Revolving Credit Facility will be used primarily for working capital and capital expenditures associated with the commencement of production.

The Cat Equipment Facility is a 30 month term loan of $5 million. The Company will use the proceeds to finance our Cat mobile equipment fleet, our Crushing facility and our Merrill Crowe facility. The Company closed on the first $2 million tranche of this financing on July, 30.2012.

The Company has begun mining operations in the mine and has commissioned its new Crushing facility. The Company will commence commissioning the Merrill Crowe facility this week and plans on hauling ore the first week of August. After crushing and stacking this ore to sufficient quantity, the Company will then commence leaching and recovering the contained precious metals through the Merrill Crowe zinc precipitation process.

“These working capital financings are consistent with our business plans as we become Nevada’s newest gold and silver miner. These financing packages not only accelerate the transition into sales from production, but they represent two outstanding, industry-leading, production partners who are enabling and supporting the growth and development of the Comstock. We remain on track for our first pour this summer,” stated Mr. De Gasperis.

About Comstock Mining Inc.

Comstock Mining Inc. is a Nevada-based gold and silver mining company with extensive, contiguous property in the Comstock District.  The Company began acquiring properties in the Comstock District in 2003.  Since then, the Company has consolidated a significant portion of the Comstock District, amassed the single largest known repository of historical and current geological data on the Comstock region, secured permits, built an infrastructure and brought the exploration project into test mining production.  The Company continues acquiring additional properties in the district, expanding its footprint and creating opportunities for exploration and mining.  The goal of its strategic plan is to deliver stockholder value by validating qualified resources (at least measured and indicated) and reserves (probable and proven) of 3,250,000 gold equivalent ounces by 2013, and commencing commercial mining and processing operations with annual production rates of 20,000 gold equivalent ounces.

Forward-Looking Statements

This press release and any related calls or discussions may contain forward-looking statements. All statements, other than statements of historical facts, are forward-looking statements.  Forward-looking statements include statements about matters such as: future prices and sales of and demand for our products; future industry market conditions; future changes in our exploration activities, production capacity and operations; future exploration, production, operating and overhead costs; operational and management restructuring activities (including implementation of methodologies and changes in the board of directors); future employment and contributions of personnel; tax and interest rates; capital expenditures and their impact on us; nature, timing and accounting for restructuring charges, gains or losses on debt extinguishment,  derivative liabilities and the impact thereof; productivity, business process, rationalization, restructuring, investment, acquisition, consulting, operational, tax, financial and capital projects and initiatives; contingencies; environmental compliance and changes in the regulatory environment; offerings, sales and other actions regarding debt or equity securities; and future working capital, costs, revenues, business opportunities, debt levels, cash flows, margins, earnings and growth.

The words "believe," "expect," "anticipate," "estimate," "project," "plan," "should," "intend," "may," "will," "would," "potential" and similar expressions identify forward-looking statements, but are not the exclusive means of doing so. These statements are based on assumptions and assessments made by our management in light of their experience and their perception of historical and current trends, current conditions, possible future developments and other factors they believe to be appropriate. Forward-looking statements are not guarantees, representations or warranties and are subject to risks and uncertainties that could cause actual results, developments and business decisions to differ materially from those contemplated by such forward-looking statements. Some of those risks and uncertainties include the risk factors set forth in our SEC filings and the following: the current global economic and capital market uncertainties; the speculative nature of gold or mineral exploration, including risks of diminishing quantities or grades of qualified resources and reserves; operational or technical difficulties in connection with exploration or mining activities; contests over our title to properties; potential dilution to our stockholders from our recapitalization and balance sheet restructuring activities; potential inability to continue to comply with government regulations; adoption of or changes in legislation or regulations adversely affecting our businesses; business opportunities that may be presented to or pursued by us; changes in the United States or other monetary or fiscal policies or regulations; interruptions in our production capabilities due to unexpected equipment failures; fluctuation of prices for gold or certain other commodities (such as silver, copper, diesel fuel, and electricity); changes in generally accepted accounting principles; geopolitical events; potential inability to implement our business strategies; potential inability to grow revenues organically; potential inability to attract and retain key personnel; interruptions in delivery of critical supplies and equipment raw materials due to credit or other limitations imposed by vendors; assertion of claims, lawsuits and proceedings against us; potential inability to maintain an effective system of internal controls over financial reporting; potential inability or failure to timely file periodic reports with the SEC; potential inability to list our securities on any securities exchange or market; and work stoppages or other labor difficulties. Occurrence of such events or circumstances could have a material adverse effect on our business, financial condition, results of operations or cash flows or the market price of our securities.  All subsequent written and oral forward-looking statements by or attributable to us or persons acting on our behalf are expressly qualified in their entirety by these factors.  We undertake no obligation to publicly update or revise any forward-looking statement.

 Neither this press release nor any related calls or discussions constitutes an offer to sell or the solicitation of an offer to buy any securities.

Contact information for Comstock Mining Inc.: P.O. Box 1118 Virginia City, NV 89440 info@comstockmining.com http://www.comstockmining.com

Kimberly Shipley	Doug McQuide
Manager of Investor Relations	Director of External Relations
Tel (775) 847-0545	Tel (775) 847-7376
shipley@comstockmining.com	mcquide@comstockmining.com